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                                     [logo]

                                                                  April 19, 1995

To the Shareholders of Novellus Systems, Inc.

    You are cordially invited to attend the Annual Meeting of Shareholders of Novellus Systems, Inc. (the "Company") on May 26, 1995 at 8:00 a.m., California time. The Annual Meeting will be held at the Company's principal executive offices, 81 Vista Montana, San Jose, California 95134.

    A description of the business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our Annual Report to Shareholders.

    Whether or not you plan to attend the Annual Meeting, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ACCOMPANYING ENVELOPE. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

                                          Richard S. Hill
                                          Chief Executive Officer

                             NOVELLUS SYSTEMS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 26, 1995

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Novellus Systems, Inc. (the "Company") will be held on May 26, 1995 at 8:00 a.m., California time, at the Company's principal executive offices, 81 Vista Montana, San Jose, California 95134, for the following purposes:

    1. To elect seven directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

    2. To ratify and approve an amendment to the Company's 1992 Stock Option Plan (the "Option Plan") to increase the number of shares reserved for issuance thereunder from 1,300,000 shares to 2,000,000 shares.

    3. To ratify and approve an amendment to the Company's Option Plan to authorize the Stock Option Committee to make restricted stock grants and award stock bonuses.

    4. To ratify and approve an amendment to the Company's 1992 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 150,000 shares to 250,000 shares.

    5. To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 1995.

    6.  To transact such other business as may properly come before the meeting.

    The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part hereof.

    Shareholders of record at the close of business on April 3, 1995 are entitled to vote at the Annual Meeting.

                                          FOR THE BOARD OF DIRECTORS

                                          William J. Wall
                                          SECRETARY
San Jose, California
April 19, 1995

                             YOUR VOTE IS IMPORTANT
    TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.
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                             NOVELLUS SYSTEMS, INC.
                                PROXY STATEMENT

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Novellus Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 26, 1995 at 8:00 a.m., California time (the "Annual Meeting"), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company's principal executive offices, 81 Vista Montana, San Jose, California 95134.

    This Proxy Statement, the form of proxy, and the Company's 1994 Annual Report are first being mailed to shareholders on or about April 19, 1995.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (to the attention of William J. Wall) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

RECORD DATE, SHARE OWNERSHIP AND QUORUM

    Shareholders of record at the close of business on April 3, 1995 are entitled to vote at the Annual Meeting. At the record date, 16,255,132 shares of the Company's common stock ("Common Stock") were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

VOTING AND SOLICITATION

    Each share outstanding on the record date is entitled to one vote. Under the cumulative voting provisions in the Company's Bylaws, each shareholder may cast for a single nominee for director, or distribute among up to seven nominees, a number of votes equal to seven multiplied by the number of shares held by such shareholder. However, cumulative voting will not be available unless at least one shareholder has given notice of his intention to cumulate votes prior to the voting, and will apply only to those candidates whose names have been placed in nomination prior to the voting.

    The costs of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram.

    An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting and an officer of the Company will tabulate votes cast in person. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. In determining whether a proposal has been approved or a nominee has been elected as a director, abstentions are counted as votes against a proposal or nominee and broker non-votes are not counted as votes for or against a proposal or nominee.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company that are intended to be presented at the Company's Annual Meeting of Shareholders to be held in 1996 must be received by the Company no later than December 19, 1995 to be included in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    A board of seven directors ("Board" or "Board of Directors") will be elected at the Annual Meeting. The seven nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the seven nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                                                                                             DIRECTOR
            NAME OF NOMINEE                 AGE                      PRINCIPAL OCCUPATION                      SINCE
- ---------------------------------------     ---     ------------------------------------------------------  -----------
Richard S. Hill                             43      President and Chief Executive Officer of the Company       1993
Robert F. Graham                            65      Chairman of the Board of the Company, former Chief         1986
                                                     Executive Officer of the Company
D. James Guzy                               59      President, Arbor Company, a limited partnership            1990
                                                     engaged in the electronics and computer industries
Glen Possley                                54      Advisor to SubMicron Technology, Inc., a company           1991
                                                     engaged in the manufacturing of semiconductors
Joseph Van Poppelen                         67      President, Van Poppelen Company, a consulting firm         1993
                                                     focused on marketing and business strategies for high
                                                     technology companies
Robert H. Smith                             58      Industry Consultant                                       Nominee
Tom Long                                    63      Director of Programs, Planar Advance, Inc., a flat        Nominee
                                                     panel company engaged in the electronics industry

    The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. The Company's Bylaws provide that no person may be elected or run for reelection to the Board of Directors after having attained the age of 70 years. There is no family relationship between any director and any other director or executive officer of the Company.

    MR. HILL has been the President and Chief Executive Officer and member of the Board of Directors of the Company since December 1993. Since August 1994 Mr. Hill has served on the Board of Directors of Maxtek Corporation. From 1981 to 1993, Mr. Hill was employed by Tektronix, Inc., an electronics company, where he held such positions as President of the Tektronix Development Company, Vice President of the Test & Measurement Group, and President of Tektronix Components Corporation. Prior to joining Tektronix, Mr. Hill held engineering management positions at General Electric, Motorola and Hughes Aircraft Company.

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    MR.  GRAHAM joined the Company in September 1986 and currently serves as its
Chairman of the Board of Directors. Mr. Graham has served on the Board of Directors since 1986. From November 1986 to December of 1993, Mr. Graham served as Chief Executive Officer and Chairman of the Board of the Company. From 1974 until he joined the Company, Mr. Graham served in a variety of positions at Applied Materials, Inc., where he last served as Senior Vice President, Mergers and Acquisitions. Mr. Graham was a founder of Intel Corporation. Mr. Graham also serves on the Board of Directors at Maxim Integrated Products Inc. and GaSonics International.

    MR. GUZY joined the Board of Directors in January 1990. He has been President of the Arbor Company, a limited partnership engaged in the electronics and computer industries, since 1969. Mr. Guzy is also a director of Intel Corporation, Cirrus Logic, Inc., Micro Component Technology, Inc., Frame Technology Corporation, New York Venture Fund, Venture Income Plus Fund, Venture Muni Fund, Retirement Planning Funds and Alliance Capital Management Technology Fund.

    DR. POSSLEY joined the Board of Directors in July 1991. He has been an advisor to SubMicron Technology, Inc., a semiconductor company, since March 1994. From April 1992 to March 1994 he was Senior Vice President of Manufacturing at Ramtron International, a semiconductor company. From January 1991 to April 1992, he was Vice President, Operations at Sundisk Technology, a manufacturer of solid state memory systems. From 1986 to January 1991, Dr. Possley was Vice President, Manufacturing Operations for Signetics, Inc., a semiconductor company. Prior to joining Signetics, Inc., he was Vice President, Wafer Fabrication and Research and Development at United Technologies Mostek, and held engineering positions with Texas Instruments, Inc., Fairchild Camera and Instrument Corporation and the semiconductor division of General Electric Company.

    MR. VAN POPPELEN joined the Board of Directors in May 1993. He has been president of Van Poppelen Company, a consulting firm focused on marketing and business strategies for high technology companies, since 1989. From 1975 to 1989, Mr. Van Poppelen was employed by National Semiconductor Corporation, where he last served as Senior Vice President, Worldwide Marketing and Sales.

    MR. SMITH is a nominee of the Board of Directors and has not previously served on the Board. Mr. Smith has been an industry consultant since 1990. From June of 1994 through September 1994 Mr. Smith was the Chairman of the Board of Directors of Micro Component Technology, Inc., a semiconductor test equipment manufacturer. From 1988 through 1990, Mr. Smith was the President of Maxwell Graphics, Inc., a printing company. From 1982 through 1988, Mr. Smith held Chief Financial Officer positions with Maxwell Communications of North America Corporation and R.R. Donnelley and Sons, printing companies. Mr. Smith also serves on the Board of Directors of Cirrus Logic, Inc.

    MR. LONG is a nominee of the Board of Directors and has not previously served on the Board. Mr. Long recently came out of retirement to accept the position of Director of Programs for Planar Advance, Inc. In this position he is responsible for the management of product development. From August 1991 to October 1994 Mr. Long retired from business to pursue personal goals. Prior to August 1991 Mr. Long served as the Vice President and Chief Technical Officer of Tektronix, Inc. for seven years.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held six meetings during 1994. During the last year, no incumbent director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he served that were held during the period in which he was a director. The Board of Directors has an Audit Committee, Compensation Committee and Stock Option Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for shareholders to recommend nominations, the Board will consider shareholder recommendations. Such recommendations should be addressed to William J. Wall, the Company's Secretary, at the Company's principal executive offices.

    During 1994, Messrs. Guzy, Van Poppelen and Dox (who is retiring from the Board of Directors following this Annual Meeting) served on the Audit Committee. The Audit Committee held four meetings during the last year. The Audit Committee recommends the engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    During 1994, Messrs. Graham, Guzy and Hill served on the Compensation Committee. The Compensation Committee held one meeting during the last year. The principal functions of the Compensation Committee are to review and approve the Company's executive compensation policy.

    During 1994, Messrs. Guzy and Van Poppelen and Dr. Possley served on the Stock Option Committee. The Stock Option Committee held two meetings during the last year. The Stock Option Committee administers the issuance of stock and the grant of options to purchase stock of the Company pursuant to the Company's stock plans and, in accordance with the term of the respective stock plans, determines the terms and conditions of such issuances and grants.

    Directors are reimbursed for out-of-pocket travel expenses associated with their attendance at meetings of the Board. In addition, during 1994, Messrs. Guzy and Van Poppelen and Dr. Possley received a fee of $3,000 for each quarter, $1,000 for each Board meeting attended and $300 for each Committee meeting attended which was not held on the same day as a Board meeting.

                                 PROPOSAL NO. 2
                RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE
                        COMPANY'S 1992 STOCK OPTION PLAN

    The Company's shareholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Company's 1992 Stock Option Plan (the "Option Plan"). Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

    The Board of Directors amended the Option Plan in January 1995, subject to shareholder approval, to increase the number of shares reserved for issuance under the Option Plan from 1,300,000 shares to 2,000,000 shares.

    The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Option Plan is necessary for the Company to remain competitive in its compensation practices. In the absence of shareholder approval of this increase in the available shares, no additional shares will be available for future option grants under the Option Plan, except to the extent that shares become available upon termination or cancellation of outstanding options.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN.

GENERAL DESCRIPTION OF OPTION PLAN

    The following summary of the Option Plan, including the proposed amendment, is subject in its entirety to the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

    The Option Plan was adopted by the Board of Directors in April 1992 and approved by the shareholders in May 1992. The purpose of the Option Plan is to attract and retain qualified personnel and to provide additional incentives to the Company's employees, officers, directors and consultants. In November 1993, the Board of Directors approved, and in May 1994 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grants thereunder from 550,000 shares to 1,300,000 shares. In January 1995, the Board of Directors approved an amendment to the Option Plan to increase the number of shares available for granting thereunder from 1,300,000 shares to 2,000,000 shares. As of March 31, 1995, options to purchase 1,367,991 had been granted under the option plan of which options to purchase 919,031 were outstanding, including options to purchase 67,991 shares which were granted subject to shareholder approval of the proposed amendment.

    The Option Plan provides for the granting to employees (including officers and employee directors) of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and for the granting to employees, non-employee directors ("Outside Directors") and consultants of nonstatutory stock options. As of March 31, 1995, the number of executive officers, employees, consultants and directors of the Company and its subsidiaries that were eligible to receive grants under the Option Plan was approximately 588 persons. The Company cannot grant an incentive stock option if as a result of the grant the optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000.

    The Option Plan currently is administered by the Stock Option Committee of the Board of Directors (the "Stock Option Committee"), which, subject to the terms of the Option Plan, determines the terms of the options granted under the Option Plan, including the exercise price, the number of shares subject to the option and exercisability. No employee may be granted options to purchase in excess of 100,000 shares per fiscal year, except new hires may be granted options for up to 200,000 shares. Generally, options granted under the Option Plan in connection with the commencement of employment with the Company become exercisable at the rate of 25% of the shares subject to the option one year after grant and thereafter, 25% of the shares subject to the option each subsequent year. Options granted after such initial grant generally vest as to 50% of the shares subject to such option at the end of the third year after the grant date and the remaining 50% of the shares subject to such option vest at the end of the fourth year after the grant date. No option may be transferred by the optionee other than by will or the laws of descent or distribution.

    The exercise price of all stock options granted under the Option Plan must equal at least the fair market value of the Common Stock of the Company on the date of grant. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date. On December 31, 1994, the fair market value of the Company's Common Stock was $50.00. The exercise price of any incentive stock option granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant. Although the Option Plan may provide that payment of the exercise price may be made in cash, promissory notes, other shares of the Company's Common Stock (subject to certain conditions) or such other consideration determined by the Board of Directors, options granted to date may be exercised only for cash.

    The Option Plan provides for automatic and non-discretionary grants of options to Outside Directors. Pursuant to the Option Plan, on the day immediately following the date of each annual meeting of shareholders of the Company, each Outside Director will be automatically granted an option to purchase 4,000 shares (the "Director Options"). Shares subject to the Director Options are immediately exercisable.

    The Option Plan provides that, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the optionee shall have the right to exercise the option as to all shares of stock subject to such option, including shares as to which the option would not otherwise be exercisable.

AMENDED PLAN BENEFITS

    The Company has granted options to purchase 67,991 shares at a weighted average exercise price of $57.25 to certain employees, including all current officers who are not executive officers, which options are subject to shareholder approval of the increase in shares subject to the Option Plan. As of the date of this Proxy Statement, no named executive officers, Outside Directors nor associates of any director, executive officer or nominee for director has been granted any options subject to shareholder approval of the proposed amendment. The benefits to be received pursuant to the Option Plan amendment by the Company's directors, executive officers and employees are not determinable at this time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summarizes only the federal income tax consequences of stock options granted under the Option Plan. State and local tax consequences may differ.

    The grant of a nonqualified stock option under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more or not more than twelve months, respectively, following exercise. The Company does not receive a tax deduction for any such gain. Capital gains currently are taxed at the same rates as ordinary income, except that the maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed is 28%. Special considerations apply to optionees who are reporting persons for purposes of
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and such optionees should consult their tax advisors with respect to the tax treatment of such options.

    The grant of an incentive stock option ("ISO") under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

    If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the stock was held for more or not more than twelve months, respectively. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

    The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

    Effective January 1, 1994, the Code was amended to impose a cap on the amount of executive compensation recognized by a corporation's Chief Executive Officer and its four other most highly compensated executive officers that the corporation may deduct, set at $1,000,000 per such executive per year. To facilitate the Company's ability to continue to deduct in full all amounts of income recognized by such executive officers of the Company upon exercise of stock options, the Board of Directors adopted, and the shareholders approved, an amendment to the Option Plan to impose a per employee share limitation of 100,000 shares per fiscal year, with a 200,000 share limitation for grants to new hires.

                                 PROPOSAL NO. 3
                RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE
                        COMPANY'S 1992 STOCK OPTION PLAN
          TO ALLOW FOR RESTRICTED STOCK GRANTS AND STOCK BONUS AWARDS

    The Company's shareholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Option Plan. Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

    The Board of Directors of the Company amended the Option Plan in December 1994 to effect the following, subject to shareholder approval: to authorize the Stock Option Committee to grant the right to purchase Common Stock of the Company subject to restrictions ("Restricted Shares") and to award stock bonuses ("Stock Bonuses").

    The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Option Plan, which includes the ability to sell Restricted Shares and award Stock Bonuses is necessary for the Company to remain competitive in its compensation practices.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN.

GENERAL DESCRIPTION OF OPTION PLAN

    For a general description of the Option Plan, please see the summary provided under the heading "General Description of Option Plan" for Proposal No. 2 in this Proxy Statement.

    The following summary of the proposed amendment, is subject in its entirety to the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

    RESTRICTED SHARES. If the proposed amendment is adopted, a grant of Restricted Shares would consist of the sale of a specified number of shares of Common Stock which would be contingently awarded in amounts determined by the Stock Option Committee to those employees, directors, and consultants selected by the Stock Option Committee. Outside Directors would not be eligible for a grant of Restricted Shares. Restricted Shares would be subject to certain restrictions on transfer, forfeiture, repurchase, and vesting as the Stock Option Committee may determine pursuant to the terms of a Restricted Stock Purchase Agreement. An individual who has been awarded Restricted Shares would have the right to vote and receive dividends on Restricted Shares, but could not sell, assign, transfer, pledge or otherwise encumber Restricted Shares except in accordance with the Restricted Stock Purchase Agreement. The purchase price of Restricted Shares would be at least the fair market value of the Common Stock of the Company on the date of grant of the Restricted Shares. Payment for Restricted Shares would be made in any combination of cash, Common Stock, or other consideration as determined by the Stock Option Committee.

    STOCK BONUS. If the proposed amendment is adopted, a grant of a Stock Bonus would consist of a specified number of shares of Common Stock which would be awarded in amounts determined by the Stock Option Committee to those employees, directors, and consultants selected by the Stock Option

Committee. Outside Directors would not be eligible for awards of Stock Bonuses. Shares awarded as Stock Bonuses would be subject to restrictions on transfer, forfeiture, repurchase, and vesting as the Stock Option Committee may determine pursuant to the terms of a Restricted Stock Bonus Agreement. The individual receiving a Stock Bonus would not pay for the shares received as a Stock Bonus, although the fair market value of the shares received would be deemed compensation to the individual upon the lapsing of any restrictions.

AMENDED PLAN BENEFITS

    Mr. Hill, the Company's President and Chief Executive Officer, was awarded a stock bonus of 5,000 shares of the Company's Common Stock which award is to be made pursuant to shareholder approval of the amendment to the Option Plan. The fair market value of the Company's Common Stock on the date the bonus was awarded was $50.75 per share. As of the date of this Proxy Statement no other employees, including named executive officers, officers who are not executives, directors nor associates of any director, executive officer or nominee for director has been awarded Restricted Shares or Stock Bonuses subject to shareholder approval. The benefits to be received pursuant to this Option Plan amendment by the Company's directors, executive officers and employees are not determinable at this time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summarizes only the federal income tax consequences to participants and the Company of the acquisition and disposition of shares under the proposed amendment to the Option Plan. State and local tax consequences may differ. For a summary of the federal income tax consequences of stock options granted under the Option Plan, please refer to the summary under the heading "Certain Federal Income Tax Consequences" for Proposal No. 2.

    RESTRICTED SHARES. A participant who received Restricted Shares will generally recognize ordinary income at the time the restrictions on transferability lapse. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized less the amount the participant paid for the Restricted Shares, determined without regard to any restrictions other than restrictions which by their terms will never lapse. This amount is deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is nontransferable will be ordinary compensation income to the participant (and generally deductible by the Company).

    In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the Restricted Shares at the time of grant less the amount the participant paid for the Restricted Shares, determined without regard to any restrictions other than restrictions which by their terms will never lapse, and the Company will be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the Restricted Shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

    STOCK BONUSES. With respect to Stock Bonuses under the Option Plan described above, generally, when a participant receives a Stock Bonus, the fair market value of the Common Stock on the date the restrictions, if any, are removed will be ordinary income to such participant and will be allowed as a deduction for federal income purposes to the Company.

    PAYMENT OF WITHHOLDING TAXES. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Option Plan.

    SPECIAL RULES.  Special rules may apply  to a participant who is subject  to
Section 16(b) of the Exchange Act (generally directors, executive officers and 10% shareholders).

                                 PROPOSAL NO. 4
                        APPROVAL OF AN AMENDMENT TO THE
                       1992 EMPLOYEE STOCK PURCHASE PLAN

    The Company's shareholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Company's 1992 Employee Stock Purchase Plan (the "Purchase Plan"). Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

    The Board of Directors of the Company amended the Purchase Plan in January 1995 to effect the following, subject to shareholder approval: to increase the number of shares reserved for issuance under the Purchase Plan from 150,000 shares to 250,000 shares.

    The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Purchase Plan is necessary for the Company to remain competitive in its compensation practices. In the absence of an increase in the available shares, no additional shares will be available for purchase under the Purchase Plan, except to the extent that shares are not purchased during the current offering period due to the withdrawal of a plan participant.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1992 EMPLOYEE STOCK PURCHASE PLAN.

GENERAL DESCRIPTION OF THE PURCHASE PLAN

    The  following  summary  of  the  Purchase  Plan,  including  the   proposed
amendment, is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any shareholder upon request.

    In May 1992 the Board of Directors adopted, and the shareholders approved, the Purchase Plan. A total of 150,000 shares of Common Stock were reserved for issuance thereunder. The purpose of the Purchase Plan is to provide employees of the Company who participate in the Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. The Board of Directors amended the Purchase Plan in January 1995, subject to shareholder approval, to increase the number of shares reserved for issuance thereunder by 100,000 shares; bringing the total number of shares reserved for issuance under the Purchase Plan to 250,000 shares. As of March 31, 1995, 148,402 shares of Common Stock had been sold pursuant to the Purchase Plan at a weighted average price of $16.61 per share, with 1,598 shares available for future issuance under the Purchase Plan.

    Any person who is employed by the Company (or any of its majority-owned subsidiaries for whom the appropriate regulatory filings have been made) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Board of Directors for all eligible employees with respect to a given offering.

    The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants.

    The Purchase Plan is implemented by one offering during each six-month period of the Purchase Plan. The first offering period commenced on or about January 1, 1989. The Board of Directors may alter the duration of the offering periods without shareholder approval.

    The price per share at which shares are sold under the Purchase Plan is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period and (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date.

    The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 15% of a participant's eligible compensation, which is defined in the Purchase Plan to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation or (ii) $5,000 for each offering period. A participant may discontinue his or her participation in the Purchase Plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period. Payroll deductions shall commence on the first payday following the offering date, and shall continue at the same rate until the end of the offering period unless terminated sooner as provided in the Purchase Plan.

    The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated during the offering period (not to exceed an amount equal to 15% of the participant's actual eligible compensation during the offering period) by the lower of 85% of the fair market value of the Common Stock at the beginning or end of the offering period. Unless a participant withdraws from the Purchase Plan, such participant's option for the purchase of shares will be exercised automatically at the end of the offering period for the maximum number of shares at the applicable price.

    Notwithstanding the foregoing, (i) no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), and (ii) no employee shall be granted an option which would permit the employee to buy pursuant to the Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

    A participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant's interest in that offering. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering.

    Participation in the Purchase Plan by officers and directors of the Company subject to Section 16(b) of the Exchange Act is subject to certain additional conditions or restrictions as may be required under Rule 16b-3 of the Exchange Act.

    In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors to the shares subject to purchase under the Purchase Plan and in the purchase price per share.

    No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

    The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, permit payroll deductions in excess of 15% of the participant's compensation, materially modify the eligibility requirements or materially increase the benefits which may accrue under the Purchase Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summarizes only the federal income tax consequences of participation under the Purchase Plan. State and local tax consequences may differ.

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant's holding period. If the shares have been held by the participant for more than two years after the date of option grant, the lesser of (i) the difference between the fair market value of the shares on the date the option was granted and the purchase price or (ii) the difference between the fair market value of the shares on the purchase date and the purchase price will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of this holding period, the excess of the fair market value of the shares on the exercise date over the option price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. Different rules may apply with respect to optionees subject to Section 16(b) of the Exchange Act. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant.

                                 PROPOSAL NO. 5
        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for 1995 and recommends that the shareholders ratify such selection. In the event that a majority of the outstanding shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Ernst & Young LLP as the independent auditors for 1995. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Ernst & Young LLP (or one of its predecessor firms, Arthur Young & Company) has audited the Company's financial statements since the year ended December 31, 1986.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1995.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

    In addition to Messrs. Hill and Graham, the other executive officers of the Company as of April 19, 1995, were as follows:

              NAME                   AGE                                 POSITION
- --------------------------------     ---     ----------------------------------------------------------------
Peter Hanley                         55      Executive Vice President, Sales and Marketing
William J. Wall                      48      Vice President, Finance and Administration, Chief Financial
                                              Officer and Secretary
John Chenault                        46      Vice President, Customer Satisfaction
Eliot Broadbent                      39      Vice President, Technology

    DR.  HANLEY  joined  the  Company as  Executive  Vice  President,  Sales and
Marketing in June 1992. From 1985 to June 1992, Dr. Hanley held various positions at Applied Materials, Inc., most recently Group Vice President responsible for sales, service and process for all North American accounts. Previously, Dr. Hanley was President of Tegal, a division of Motorola, Inc., an electronics company, and held positions at Varian, Inc.

    MR. WALL joined the Company in November 1992 as Vice President, Finance and Administration, Chief Financial Officer and Secretary of the Company. From January 1991 to November 1992 he was Vice President, Finance and Chief Financial Officer of Resumix, Inc., a software company. From January 1990 to January 1991 he was Vice President, Finance and Chief Financial Officer of Power Integration, Inc., a semiconductor company. From July 1988 to January 1990 he was Vice President, Finance and Chief Financial Officer of CareLink Corporation, a medical instruments company. Mr. Wall has also served as Chief Financial Officer of Actel Corporation and Monolithic Memories, Inc., semiconductor companies.

    MR. CHENAULT joined the Company in September 1991 as Vice President, Operations and is currently its Vice President, Customer Satisfaction. From October 1988 to July 1991 he was the Vice President and General Manager of Veeco Instruments, an electronics company. From 1986 to October 1988 Mr. Chenault was Vice President and General Manager for Carroll Touch, an electronics company. Mr. Chenault has also held various positions with Texas Instruments, Inc. and Recognition Equipment, Inc.

    MR. BROADBENT has been Vice President, Technology of the Company since June 1992. He has been employed at the Company since February 1989, and prior to his current position he served as Director of Process Technology. From 1982 to February 1989 he was a Senior Scientist at Philips Research Laboratories.

EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning compensation of (i) each person that served as the Company's Chief Executive Officer during the last fiscal year of the Company, (ii) the four other most highly compensated executive officers of the Company, and (iii) each former executive officer of the Company who would have been one of the Company's four most highly compensated executive officers had such executive officer been serving as such at the end of the Company's last fiscal year (collectively, the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                        ---------------
                                                                                            AWARDS
                                                                                        ---------------
                                                                                          SECURITIES
                                                          ANNUAL COMPENSATION             UNDERLYING
                                                    -------------------------------        OPTIONS/         ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR     SALARY ($)       BONUS ($)(1)        SARS (#)(2)       COMPENSATION ($)(3)
- ----------------------------------------    ----    ------------     --------------     ---------------     ----------
Richard S. Hill.........................    1994        $315,000        $603,750(5)             35,000      $27,726   (6)(7)
 President and Chief Executive              1993          12,115(4)      --                    200,000         --
 Officer                                    1992         --              --                   --               --
Robert F. Graham........................    1994         236,600          13,013              --              24,284(7)(8)
 Chairman of the Board                      1993         236,600         236,600              --              14,368
                                            1992         246,869         --                    205,062(9)     14,134
Evert van de Ven (10)...................    1994         218,462         300,000              --               2,496(7)(11)
 Executive Vice President and               1993         208,462         252,000                30,000           408
 Chief Technical Officer                    1992         175,385         --                    120,000(12)       408
Peter Hanley............................    1994         218,462         316,999(14)            21,000         1,440
 Executive Vice President,                  1993         208,462         170,740(14)            45,000           922
 Sales and Marketing                        1992         101,538(13)     147,000(14)           100,000           461
William J. Wall.........................    1994         170,154         344,000                14,500         1,357(7)
 Vice President, Finance and                1993         160,000         160,000                15,000         1,557(11)
 Administration, Chief Financial            1992          13,538(15)     --                     65,000         --
 Officer and Secretary
John Chenault...........................    1994         156,692         265,000                 4,125         1,357(7)
 Vice President, Customer                   1993         151,135         142,500                20,000           557
 Satisfaction                               1992         137,692          17,000                85,000(16)       557

- ------------------------
 (1) Includes amounts earned in 1994 and paid in 1995.

 (2) Amounts represent stock option grants and, in 1992, repricings of stock options of certain named executive officers. See Option/SAR Grants in Last Fiscal Year Table.

 (3) Amounts include life insurance premiums paid by the Company on behalf of the named executive officers.

 (4) Mr. Hill joined the Company in December 1993, and his annual base salary was established at $315,000.

 (5) Bonus amount of $603,750 represents a $350,000 cash bonus awarded to Mr. Hill under the Company's bonus policy and a stock bonus award of 5,000 shares of the Company's Common Stock valued at the time of the award at $253,750. Mr. Hill's stock bonus award provides that the shares will be forfeited and transferred to the Company should he terminate his employment with the Company prior to December 10, 1996. Mr. Hill's stock bonus award is to be made pursuant to the Company's 1992 Stock Option Plan, which is proposed to be amended to provide for restricted stock grants and stock bonuses. This proposed amendment is being submitted for approval by the shareholders of the Company as Company Proposal No. 3 described in this Proxy Statement.

 (6) Includes $18,000 relocation expenses, $6,600 furniture allowance and $1,000 computer reimbursement.

 (7) Includes tax preparation fees paid for by the Company.

 (8) Includes health insurance benefits paid for by the Company under the Company's Directors and Officers Medical Retirement Plan.

 (9) Includes options for 55,062 shares granted in prior years and repriced on July 1, 1992.

(10) Dr. van de Ven retired from the offices of Executive Vice President and Chief Technical Officer as of January 1, 1995.

(11) Includes $1,000 computer reimbursement.

(12) Consists of options granted in prior years and repriced on July 1, 1992.

(13) Dr. Hanley joined the Company in June 1992.

(14) Includes commission based compensation in the amount of $96,999, $55,520 and $57,000 in 1994, 1993 and 1992, respectively.

(15) Mr. Wall joined the Company in November 1992.

(16) Includes options for 50,000 shares granted in prior years and repriced on July 1, 1992.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides certain information with respect to stock options granted to the named executive officers in 1994:

                                                      INDIVIDUAL GRANTS
                                      -------------------------------------------------
                                       NUMBER OF    % OF TOTAL                            POTENTIAL REALIZABLE VALUE
                                      SECURITIES     OPTIONS/                             AT ASSUMED ANNUAL RATE OF
                                      UNDERLYING   SARS GRANTED                          STOCK PRICE APPRECIATION FOR
                                       OPTIONS/    TO EMPLOYEES   EXERCISE                     OPTION TERM (1)
                                         SARS        IN FISCAL    PRICE PER  EXPIRATION  ----------------------------
NAME                                  GRANTED (#)      YEAR         SHARE       DATE        5% ($)         10% ($)
- ------------------------------------  -----------  -------------  ---------  ----------  -------------  -------------
Richard S. Hill.....................      35,000          7.20%    $50.75      12/09/04  $   1,117,074  $   2,830,885
Robert F. Graham....................      --            --           --          --           --             --
Evert van de Ven....................      --            --           --          --           --             --
Peter Hanley........................      21,000          4.32%     50.75      12/09/04        670,244      1,698,531
William J. Wall.....................      14,500          2.98%     50.75      12/09/04        462,788      1,172,795
John Chenault.......................       4,125          0.85%     50.75      12/09/04        131,655        333,640

- ------------------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table sets forth certain information with respect to stock options exercised by the named executive officers during 1994, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1994, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1994.

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING              VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS/SARS    IN-THE-MONEY OPTIONS/SARS
                                                             AT FISCAL YEAR END (#)     AT FISCAL YEAR END ($)(1)
                        SHARES ACQUIRED       VALUE        --------------------------  ----------------------------
NAME                    ON EXERCISE (#)    REALIZED ($)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------  ---------------  ----------------  -----------  -------------  -------------  -------------
Richard S. Hill.......             0                   0       50,000        185,000   $   1,312,500  $   3,937,500
Robert F. Graham......        47,200      $    1,619,648          748         65,032          31,136      2,706,957
Evert van de Ven......        44,374           1,563,827        5,833         49,793         159,570      1,829,378
Peter Hanley..........        40,000           1,622,500       38,035         87,965       1,504,926      2,018,199
William J. Wall.......        32,500           1,070,625        1,875         60,125          38,906      1,434,219
John Chenault.........        15,000             510,000       12,499         71,626         468,083      2,322,542

- ------------------------
(1) Calculated on the basis of the last reported sale price per share for the Company's Common Stock on The Nasdaq National Market System of $50.00 on December 31, 1994.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be filed with the Securities and Exchange Commission nor incorporated by reference into any such filings.

    COMPENSATION PHILOSOPHY

    The Company applies a consistent philosophy to compensation for all employees, including senior management. The premise of this philosophy is to pay for performance. The Company sets aggressive goals and objectives at the beginning of each year and makes a significant percentage of executive compensation dependent on performance against these goals and objectives. By linking a significant percentage of pay to performance, the Company seeks to ensure that the interests of its employees, including the named executive officers, are closely aligned with those of its shareholders.

    The Company strives to be in a leadership position within the semiconductor industry for overall compensation. Competition for qualified personnel within the semiconductor industry is intense and a leadership position in compensation is necessary to attract, hire and retain persons of the highest caliber.

    COMPENSATION VEHICLES

    Compensation at the Company has three principal components: Salary, Bonus and Stock Options.

    1.  SALARY

    The salary program is structured to position the Company in the seventy-fifth percentile within the semiconductor industry. To ensure this position, the Company consults surveys that track other leading companies in the semiconductor and semiconductor equipment industries, many of whom are included in the Hambrecht & Quist Technology Index used to compare five year stock price history.

    2.  BONUS

    Bonuses are designed to be a significant part of compensation. Bonuses are based on achievement of corporate goals and individual objectives. Corporate goals are expressed in a financial plan containing profitability targets; individual objectives depend on the role of each employee, and include such matters as sales within a particular market or to specific customers, inventory turns and technological achievements. Upon the achievement of profitability goals, the Board of Directors will approve the allocation of a certain percentage of pre-tax income to a bonus pool. This pool is distributed to the named executive officers and all other employees based on their individual performance.

    In addition to cash bonuses, the Company intends to utilize grants of Restricted Shares and awards of Stock Bonuses to provide additional incentives for the named executive officers and other employees, and to provide additional incentives to such persons in a manner that is consistent with the Company's long-term goals and objectives through equity ownership.

    3.  STOCK OPTIONS

    The Company grants stock options to all employees upon hiring to allow everyone to achieve an ownership position in the Company and thus provide all employees the opportunity to share in the Company's achievements. Yearly, additional stock options are granted to those named executive officers and other employees who have done an exemplary job of meeting their objectives or have had other accomplishments of note.

PERFORMANCE MEASURES AND CEO COMPENSATION

    In 1994, the Company's profits exceeded the performance goals set by the Compensation Committee at the beginning of the year. Accordingly, Richard S. Hill, the Company's Chief Executive Officer, received an annual bonus equal to 192%(1) of his base salary. The other named executives received bonuses based on their performance against the specific goals and objectives established for them at levels ranging from 6% to 202% of their base salaries. The balance of the compensation package for the CEO for 1994 was determined based on the Company's obligations to him under his employment agreement which became effective in December of 1993.

COMPENSATION POLICY REGARDING DEDUCTIBILITY

    The Company does not  expect cash compensation paid  to officers subject  to
Section 162(m) of the Code to exceed the limitations of Section 162(m) for fiscal 1995, and therefore expects all such cash compensation to be deductible.

STOCK OPTION COMMITTEE                 COMPENSATION COMMITTEE
    D. James Guzy                      Richard S. Hill
    Glen Possley                       D. James Guzy
    Joseph Van Poppelen                Robert F. Graham

- ------------------------
(1) Percentage is based on the combination of Mr. Hill's 1994 cash bonus of $350,000 and stock bonus award valued at $253,750, totaling $603,750.

PERFORMANCE GRAPH

    The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since December 31, 1989 with (ii) cumulative total shareholder return on (a) the Nasdaq Stock Market -- U.S. Index and (b) the Hambrecht & Quist Technology Index. The comparison assumes an investment of $100 on December 31, 1989 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           NOVELLUS SYSTEMS    H&O TECHNOLOGY    NASDAQ
1989                  100.00            100.00     100.00
1990                  167.27             91.42      84.92
1991                  309.09            135.14     136.28
1992                  265.45            155.45     158.58
1993                  498.18            169.64     180.93
1994                  727.27            196.90     176.92

EMPLOYMENT AGREEMENTS

    In June 1992, the Company entered into an employment agreement with Peter Hanley pursuant to which the Company retained Dr. Hanley as its Executive Vice President, Sales and Marketing for an annual salary (subject to adjustment) of $200,000 plus a bonus to be determined by the Board of Directors. In connection with the agreement, the Company granted Dr. Hanley options to purchase 100,000 shares of Common Stock at an exercise price of $8.38, of which, the Company guaranteed a return of $800,000 on options to purchase 40,000 of such shares. In July 1993, the Company accelerated the vesting of the options to purchase 40,000 shares in consideration of a release from the Company's guaranteed $800,000 return thereon. In the event the Company terminates Dr. Hanley's employment without cause, the Company is required to pay Dr. Hanley up to 12 months of salary after the six-month notice period and provide continued life, disability and medical benefits during such period. In the event Dr. Hanley voluntarily terminates his employment, unless he commences employment with a competitor, the Company is required to pay his salary and provide continued benefits during the six-month notice period. In the event of termination of Dr. Hanley's employment certain adjustments will be made to the vesting schedule for Dr. Hanley's options.

    In December 1993, the Company entered into an employment agreement with Richard S. Hill pursuant to which the Company retained Mr. Hill and its Chief Executive Officer for an annual salary of $315,000, plus a bonus to be determined by the Board of Directors. In connection with the agreement, the Company granted Mr. Hill options to purchase 200,000 shares of Common Stock at an exercise price of $23.75. Such options vest at the rate of 25% per year over a four year period. Commencing in January 1994, the Company agreed to establish a deferred bonus program for Mr. Hill. Interest on such program will accrue monthly using the month-end closing weekly average interest rate of five year treasury notes plus 2%. The deferred bonus amount will be earned over a four-year period. If Mr. Hill is terminated prior to the conclusion of such four-year period, the Company and Mr. Hill will enter into a consulting agreement to cover the duration of such four-year period. In the event of death, the entire balance owed Mr. Hill will be paid to his estate. In addition, the Company has agreed to guarantee a loan to Mr. Hill of up to $1,000,000, at an interest rate not to exceed 6%, in connection with the acquisition of Mr. Hill's residence.

    In January 1994, the Company and Robert F. Graham entered into a consulting agreement pursuant to which the Company retained Mr. Graham as a consultant for a three-year period commencing January 1, 1994. Pursuant to the agreement, the Company agreed to pay $236,000 to Mr. Graham for the first year of the term and $118,000 in each of the second and third years of the term.

    On January 1, 1995 Evert van de Van retired from the offices of Executive Vice President and Chief Technical Officer of the Company. The Company and Dr. van de Ven entered into a consulting agreement pursuant to which the Company retained Dr. van de Ven as a consultant for a period of one year eleven months commencing January 1, 1995 and ending December 1, 1996. Pursuant to the consulting agreement, the Company agreed to pay $25,000 for the first year of the term and $25,000 for the final eleven months of the term. The consulting agreement calls for Dr. van de Ven to consult for two days per month; additional days will be compensated at the rate of $2,000 per day. The previous employment agreement entered into with Dr. van de Ven in December 1990 has been terminated and is no longer in effect.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock as of February 25, 1995 as to (a) each director and nominee, (b) each named executive officer, (c) all directors and executive officers as a group, and (d) each person known by the Company to beneficially own more than 5% of the outstanding shares of its Common Stock.

                                                                                                  BENEFICIAL
                                                                                                OWNERSHIP (1)
                                                                                            ----------------------
                                                                                             NUMBER OF    PERCENT
BENEFICIAL OWNER                                                                              SHARES     OF TOTAL
- ------------------------------------------------------------------------------------------  -----------  ---------
FMR Corp. (2)
  82 Devonshire Street
  Boston, Massachusetts 02109.............................................................    2,136,300       13.1%
AIM Management Group Inc. (3)
  11 Greenway Plaza, Suite 1919
  Houston, TX 77046.......................................................................    1,241,900        7.6%
Twentieth Century Companies, Inc. (4)
  4500 Main Street
  P.O. Box 418210
  Kansas City, MO 64141-1004..............................................................    1,208,000        7.4%
Prudential Insurance Company of America (5)
  Prudential Plaza
  Newark, NJ 07102-3777...................................................................      814,479        5.0%
Jennison Associates Capital Corp. (6)
  466 Lexington Avenue
  New York, New York......................................................................      810,200        5.0%
Richard S. Hill (7).......................................................................       55,000      *

                                                                                                  BENEFICIAL
                                                                                                OWNERSHIP (1)
                                                                                            ----------------------
                                                                                             NUMBER OF    PERCENT
BENEFICIAL OWNER                                                                              SHARES     OF TOTAL
- ------------------------------------------------------------------------------------------  -----------  ---------
Robert F. Graham (8)......................................................................        4,553      *
D. James Guzy (9).........................................................................       28,000      *
Glen Possley (10).........................................................................        7,500      *
William J. Wall (11)......................................................................        1,875      *
Joseph Van Poppelen (12)..................................................................        8,500      *
Robert H. Smith (13)......................................................................            0      *
Tom Long (13).............................................................................            0      *
Joseph F. Dox (14)........................................................................       20,000      *
Peter Hanley (15).........................................................................       44,159      *
Evert van de Ven (16).....................................................................        5,101      *
John Chenault (17)........................................................................       13,426      *
All current directors and executive officers as a group (11 persons) (18).................      196,321        1.2%

- ------------------------
 *   Less than one percent

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Applicable percentages are based on 16,272,796 shares outstanding on February 25, 1995, adjusted as required by the rules promulgated by the Securities and Exchange Commission.

 (2) As reported in a Schedule 13G filed by FMR Corp., as of December 31, 1994, includes 113,100 shares as to which FMR Corp. has sole voting power and 2,136,300 shares as to which FMR Corp. has sole investment power.

 (3) As reported in a Schedule 13G filed by AIM Management Group, Inc. ("AIM"), as of December 31, 1994, includes 1,241,900 shares as to which AIM has shared voting and investment power.

 (4) As reported in a Schedule 13G filed by Twentieth Century Companies, Inc. ("Twentieth Century"), as of December 31, 1994, includes 1,208,000 shares as to which Twentieth Century has sole voting and investment power.

 (5) As reported in an Amended Schedule 13G filed by Prudential Insurance Company of America ("Prudential"), as of December 31, 1994, includes 61,700 shares as to which Prudential has sole voting and investment power.

 (6) As reported in an Amended Schedule 13G filed by Jennison Associates Capital Corp. ("Jennison Associates"), as of December 31, 1994, includes 59,300 shares as to which Jennison Associates has sole voting power, and no shares as to which Jennison Associates has sole investment power.

 (7) Includes options to purchase an aggregate of 50,000 shares which will be fully vested and exercisable as of April 25, 1995. Also includes a 5,000 share stock bonus award.

 (8) Includes options to purchase an aggregate of 748 shares which will be fully vested and exercisable as of April 25, 1995.

 (9) Includes options to purchase an aggregate of 28,000 shares which will be fully vested and exercisable as of April 25, 1995.

(10) Includes options to purchase an aggregate of 4,000 shares which will be fully vested and exercisable as of April 25, 1995.

(11) Includes options to purchase an aggregate of 1,875 shares which will be fully vested and exercisable as of April 25, 1995.

(12) Includes options to purchase an aggregate of 6,500 shares which will be fully vested and exercisable as of April 25, 1995.

(13) Mr. Smith and Mr. Long are Nominees to the Board of Directors.

(14) Includes options to purchase an aggregate of 20,000 shares which will be fully vested and exercisable as of April 25, 1995.

(15) Includes options to purchase an aggregate of 43,749 shares which will be fully vested and exercisable as of April 25, 1995.

(16) Includes options to purchase an aggregate of 3,125 shares which will be fully vested and exercisable as of April 25, 1995.

(17) Includes options to purchase an aggregate of 12,499 shares which will be fully vested and exercisable as of April 25, 1995.

(18) Includes options to purchase an aggregate of 178,163 shares which will be fully vested and exercisable as of April 25, 1995. Also includes shares held by Eliot Broadbent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1994, Messrs. Graham, Guzy and Hill served on the Compensation Committee of the Board of Directors. Mr. Hill serves as the Chief Executive Officer of the Company and Mr. Graham serves as the Chairman of the Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and The Nasdaq National Market System. Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that its executive officers, directors and ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS
Dated: April 19, 1995

                 (THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.)

                 (THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.)

                             NOVELLUS SYSTEMS, INC.

                              AMENDED AND RESTATED

                             1992 STOCK OPTION PLAN


     1. PURPOSES OF THE PLAN. The purposes of this 1992 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the Employees, Consultants and Outside Directors of the Company and to promote the success of the Company's business.

          Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonstatutory stock options," at the discretion of the Board and as reflected in the terms of the written option agreement.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b)  "COMMON STOCK" shall mean the Common Stock of the Company.

          (c) "COMPANY" shall mean Novellus Systems, Inc., a California corporation.

          (d) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (e) "CONSULTANT" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          (f) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall, for the purposes of this Plan and the Options granted and Shares issued hereunder only, mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave (including leave on account of disability or military leave, provided that such sick leave or military leave is for a period or not more than 90 days, except as may otherwise be approved by the Board and specified in writing by the Company, or any other leave of absence approved by the Board and specified in writing by the Company, subject to any conditions of such approval). In the event that at the end of such leave the Employee or Consultant does not return to work for the Company, his employment or consulting relationship with the Company (and his Continuous Status as an Employee or Consultant) shall be deemed to have terminated as of the end of the leave period.

          (g) "DIRECTOR" shall mean a member of the Board of Directors of the Company.

          (h) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (i) "FAIR MARKET VALUE" means, as of any date, unless otherwise determined by the Committee in good faith, (i) the last sales price per share of Common Stock as reported by NASDAQ (or a successor system) or by the Wall Street Journal for such date (or if there is no trading on such date, then on the last preceding business day on which there was trading); (ii) if the Common Stock is listed on any stock exchange, the closing sales price for such Common Stock as quoted on such exchange for the date the Option is granted (or if there are no sales for such date, then on the last preceding business day on which there were sales); or (iii) the fair market value thereof, as determined in any other manner adopted in good faith by the Board.

          (j) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (k) "NAMED EXECUTIVE" shall mean, for each taxable year of the Company, the Chief Executive Officer of the Company as of the close of such taxable year and each Employee whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such Employee being among the four (4) highest compensated Employees for such taxable year.

          (l) "NONSTATUTORY STOCK OPTION" means any Option that is not an Incentive Stock Option.

          (m)  "OPTION" shall mean a stock option granted pursuant to the Plan.

          (n) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

          (o) "OPTIONEE" shall mean an Employee, Consultant or Outside Director who receives an Option.

          (p) "OUTSIDE DIRECTOR" means a Director who is not an employee of the Company.

          (q) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (r)  "PLAN" shall mean this 1992 Stock Option Plan.

          (s) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (t) "SUBCOMMITTEE" shall mean the special subcommittee of the Committee described in paragraph (d) of Section 4 of the Plan, if one is established.

          (u) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of shares which may be optioned and/or sold under the Plan is 2,000,000 shares of Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. However, any shares sold under the Plan and subsequently repurchased by the Company shall not be available for new issuance pursuant to the Plan.

     4.   ADMINISTRATION OF THE PLAN.

          (a) PROCEDURE. Subject to Section 4(d) below, the Plan shall be administered by a Committee that is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan.

          (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, and except as set forth in Section 8(c) with respect to grants of Options to Outside Directors, the Committee shall have the authority, in its discretion:
(i) to determine the Fair Market Value of the Common Stock; (ii) to determine, in accordance with Section 7(a) of the Plan, the exercise price per Share of Options to be granted; (iii) to determine the Employees and Consultants to whom, and the time or times at which, Options shall be granted and, subject to Section 8(d) of the Plan, the number of Shares to be represented by each Option; (iv) to interpret the Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, or any Option granted hereunder (including, but not limited to, any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the Shares relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); (vi) to approve forms of agreement for use under the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to modify or amend each Option or accelerate the exercise date of any Option (with the consent of the Optionee);
(ix) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options.

          (d)  SUBCOMMITTEE.  Notwithstanding the foregoing provisions of this
Section 4, if the Committee at any time is not composed solely of two or more outside directors (as defined below), then any grant of an Option to a Named Executive shall be made only by a separate subcommittee of the Committee which shall be so composed (the "Subcommittee"). Any actions taken by the Committee under this Section 4 shall apply to Options held by a Named Executive only if also authorized by the Subcommittee. Solely for purposes of this Section 4(d), "outside directors" means directors other than (i) current employees of the Company or any Subsidiary, (ii) former employees of the Company or any Subsidiary who are currently receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) current or former officers of the Company or any Subsidiary, and (iv) persons currently receiving compensation for personal services in any capacity other than as a director. If the Subcommittee has not been formed pursuant to this Section 4(d), then all references to the Subcommittee herein shall be treated as references to the Committee.

     5.   ELIGIBILITY.

          (a) Nonstatutory Stock Options may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) Each Option shall be designated in the written agreement governing the Option as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

          (c) For purposes of Section 5(b) hereof, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (d) The Plan shall not confer upon any Optionee any right with respect to continuation of the employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment or consulting relationship at any time, with or without cause.

     6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 12 of the Plan.

     7.   EXERCISE PRICE AND CONSIDERATION.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i)  In case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in clause (i)(A) above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii)  In the case of a Nonstatutory Stock Option

                    (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                    (B) granted to a Named Executive, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (C) granted to any person other than a person described in clauses (ii)(A) or (B) above, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

               (iii) In the case of any Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board at the time of grant and may consist entirely of cash, check, promissory note, other Shares of Common Stock which (i) either have been owned by the Optionee more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California Corporations Law. In making its determination as to the type of consideration to accept, the Board shall consider whether acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California Corporations Law).

     8.   OPTIONS.

          (a) TERM OF OPTION. Except as provided in Section 8(c)(iv)(A) hereof with respect to Options granted to Outside Directors, the term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the written agreement governing such Option. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the written agreement governing such Option.

          (b)  EXERCISE OF OPTION.

               (i) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as are determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. For purposes of this provision, an Incentive Stock Option shall be treated as outstanding until such Option is exercised in full or expires by reason of lapse of time.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Any Shares issued and sold pursuant to the Plan and repurchased by the Company shall not be available for reissuance under the Plan.

               (ii) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. If an Optionee's Continuous Status as an Employee or Consultant terminates or an Optionee is an Outside Director and he ceases to serve on the Board, other than by reason of death or total and permanent disability, the Optionee may, but only within three (3) months after the date he ceases to be an Employee, Consultant or Outside Director (as the case may be) of the Company (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), exercise his Option to the extent that he was entitled to exercise the Option at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

               (iii)  DISABILITY.  Notwithstanding the provisions of
Section 8(b)(ii) above, (1) in the event of termination of Continuous Status as an Employee or Consultant or (2) in the event that an Outside Director ceases to serve on the Board, as a result of an Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), exercise his Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

               (iv)  DEATH OF OPTIONEE.  In the event of the death of an
Optionee:

                    (1) If the Optionee dies during the term of his Option, where such Optionee is at the time of his death an Employee, Consultant or Outside Director of the Company and such Optionee at the date of death shall have been in Continuous Status as an Employee or Consultant or serving as an Outside Director since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the time of death; or

                    (2) If the Optionee dies within three (3) months after the termination of such Optionee's Continuous Status as an Employee or Consultant or within three (3) months after he ceases to serve as an Outside Director, then the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise the Option had accrued at the date of termination.

          (c) GRANTS TO OUTSIDE DIRECTORS. All grants of Options to Outside Directors as set forth below shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

               (ii) On the day immediately following the annual meeting of shareholders of the Company, each Outside Director shall be automatically granted an Option to purchase 4,000 shares of Common Stock (as adjusted in accordance with Section 10 hereof) (a "Director's Option"), provided that at the date of grant of each Director's Option such person is an Outside Director; and provided, further, that sufficient shares are available under the Plan for the grant of such Director's Option.

               (iii)  The terms of a Director's Option granted under this
Section 8(c) shall be as follows:

                    (A)  the term of the Director's Option shall be five
(5) years;

                    (B) the exercise price per share of Common Stock shall be 100% of the Fair Market Value on the date of grant of the Director's Option. However, if any Outside Director is, on the date of grant, the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, then the exercise price per share of Common Stock shall be 110% of the Fair Market Value on the date of grant of the Director's Option;

                    (C) the shares subject to each Director's Option shall be immediately exercisable.

               (iv) The provisions set forth in this Section 8(c) (and any other Sections of this Plan that affect the formula award terms required to be specified herein by Rule 16b-3) shall not be amended more than once in any six-month period, except to effect such amendments as may be necessary to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder.

          (d) NUMBER OF SHARES. The number of Shares subject to Options granted to an Employee in any taxable year shall not exceed 100,000 Shares; provided, that Options representing up to 200,000 Shares may be granted to an Employee in any taxable year in connection with the commencement of such Employee's employment with the Company.

     9. NON-TRANSFERABILITY OF OPTIONS. Options may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by a transferee permitted by this Section 9.

     10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

          (a) SPLITS, DIVIDENDS, COMBINATIONS, OR RECLASSIFICATIONS. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common

Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, any outstanding Options shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board, and may give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

          (c) SALE OR MERGER. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, Options shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     11. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     12.  AMENDMENT AND TERMINATION OF THE PLAN.

          (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation), or to the extent necessary to avoid non-deductibility of compensation income recognized upon exercise of an Option under Section 162(m) of the Code, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated unless otherwise mutually agreed between the Board and the Optionee, which agreement must be in writing and signed by the Company and the Optionee.

          (c) SHAREHOLDER APPROVAL. If any amendment requiring shareholder approval under Section 12(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in
Section 16(b) of the Plan.

     13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          In addition, issuance of Shares pursuant to the exercise of a Nonstatutory Stock Option shall be subject to satisfaction of applicable income and employee tax withholding requirements.

     14.  RESERVATION OF SHARES; COMPLIANCE WITH LAW.

          (a) The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          (b) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. OPTION AGREEMENTS. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     16.  SHAREHOLDER APPROVAL.

          (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the votes cast at a shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan; or if such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote on the Plan; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws.

          (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) If any required approval of the Plan or any amendment thereto by the shareholders of the Company is solicited at any time otherwise than in the manner described in Section 16(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

               (i) furnish in writing to the shareholders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or the amendment thereto were then being solicited) by the rules and regulations in effect under
Section 14(a) of the Exchange Act at the time such information is furnished; and

               (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in clause (c)(i) hereof not later than the date on which such information is first sent or given to shareholders.

     17. INFORMATION TO OPTIONEES. The Company shall provide or make available to each Optionee, during the period for which such person has one or more Options outstanding, copies of all annual reports and other information provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties on behalf of the Company ensure their access to equivalent information.

     18. SALE RESTRICTIONS. In the event that Rule 16b-3 so requires, the following restriction shall be applicable to Optionees subject to Section 16(b) of the Exchange Act: No Optioned Stock may be sold by any Optionee subject to
Section 16(b) under the Exchange Act for at least six months after the grant of the Option pursuant to which such Optioned Stock was acquired. In the event that Rule 16b-3 does not require that the restriction set forth in the foregoing sentence be applied to Optionees subject to Section 16(b) of the Exchange Act, such restriction shall have no force or effect.

     19.  SALE OF RESTRICTED SHARES AND AWARDS OF STOCK BONUSES.

          (a) COMMITTEE AUTHORITY. Pursuant to the terms of this Section and the Plan, the Committee shall have the authority to grant the right to purchase Common Stock subject to restrictions ("Restricted Shares") and to award bonuses of Common Stock ("Stock Bonuses"), to eligible individuals in connection with the performance of services for the Company within the share limitation provided in Section 3. Individuals who shall be eligible to have granted to them Restricted Shares or Stock Bonuses shall be such Employees, Consultants, and Directors as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, Outside Directors shall not be eligible to receive Restricted Shares or Stock Bonuses. The Committee shall determine the timing of grants of Restricted Shares and the award of Stock Bonuses, the terms thereof and the number of Shares to be granted or awarded.

          (b) RESTRICTED SHARES. Restricted Shares shall be issued for such consideration as the Committee deems appropriate; provided, however, that sales of Restricted Shares shall not be for less than the Fair Market Value of such Shares on the date the right to purchase the Shares is granted. Payment for Restricted Shares can be in any combination of cash, Common Stock or other consideration as determined by the Committee. Each sale of Restricted Shares pursuant to the Plan will be evidenced by a written Restricted Stock Purchase Agreement executed by the Company and the person to whom such Shares are sold. The Restricted Stock Purchase Agreement may contain such terms, provisions and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions. The Committee may amend any Restricted Stock Purchase Agreement, but any amendment which would adversely affect the shareholder's rights to the Shares shall not be made without his or her written consent. Shares subject to a Restricted Stock Purchase Agreement shall be transferable only as provided in such Agreement.

          (c) STOCK BONUSES. The Committee shall have the authority to grant Stock Bonuses consisting of a specified number of Shares to those eligible persons as selected by the Committee. The Committee shall have the discretion to impose restrictions on Shares awarded as Stock Bonuses. If Shares awarded as a Stock Bonus are subject to restriction, such Shares shall be issued subject to the terms of a Restricted Stock Bonus Agreement executed by the Company and the person to whom the Stock Bonus is awarded. The Restricted Stock Bonus Agreement may contain such terms, provisions, and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions. The Committee may amend any Restricted Stock Bonus Agreement, but any amendment which would adversely affect the shareholder's rights to the Shares shall not be made without his or her written consent. Shares subject to a Restricted Stock Bonus Agreement shall be transferable only as provided in such Agreement. The recipient of a Stock Bonus will not pay the Company for such Shares received but will include the Fair Market Value of such Shares on the date of grant in the recipient's net income.

          (d) WITHHOLDING TAXES. No grant of Restricted Shares or award of Stock Bonuses shall be delivered to any recipient until the recipient has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and social security tax withholding obligations.

                                NOVELLUS SYSTEMS

                        1992 EMPLOYEE STOCK PURCHASE PLAN


          The following constitute the provisions of the 1992 Employee Stock Purchase Plan of Novellus Systems, Inc.

          1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

          2.   DEFINITIONS.

               (a)  "BOARD" shall mean the Board of Directors of the Company.

               (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

               (c) "COMMON STOCK" shall mean the Common Stock, no par value, of the Company.

               (d) "COMPANY" shall mean Novellus Systems, Inc., a California corporation.

               (e) "COMPENSATION" shall mean all regular straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

               (f) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

               (g) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

               (h) "EMPLOYEE" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

               (i) "EXERCISE DATE" shall mean the last day of each offering period of the Plan.

               (j) "OFFERING DATE" shall mean the first day of each offering period of the Plan.

               (k)  "PLAN" shall mean this Employee Stock Purchase Plan.

               (l) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          3.   ELIGIBILITY.

               (a) Any person who is an Employee as of the Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

               (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-five Thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

          4. OFFERING PERIODS. The Plan shall be implemented by one offering during each six-month period of the Plan following commencement of the Plan until the Plan is terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

          5.   PARTICIPATION.

               (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

               (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

          6.   PAYROLL DEDUCTIONS.

               (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period in an amount not exceeding fifteen percent (15%) of the Compensation which he received on the payday immediately preceding the Offering Date, and the aggregate of such payroll deductions during the offering period shall not exceed the lesser of (i) 15% of his aggregate Compensation during said offering period or (ii) $5,000.

               (b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

               (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, or may lower, but not increase, the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization.

          7.   GRANT OF OPTION.

               (a) On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions to be accumulated during such offering period (not to exceed an amount equal to fifteen percent (15%) of his Compensation as of the date of the commencement of the applicable offering period) by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, subject to the limitations set forth in paragraph 3(b) and paragraph 12 hereof. Fair market value of a share of the Company's Common Stock shall be determined as provided in paragraph 7(b) herein.

               (b) The option price per share of the shares offered in a given offering period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its good faith discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing bid price or last sale price of the Common Stock for such date, as reported in the WALL STREET JOURNAL (or, if not so reported, as otherwise reported on the National Market System of the National Association of Securities Dealers Automated Quotation (NASDAQ) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on such date, as reported in the WALL STREET JOURNAL.

          8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

          9. DELIVERY. As promptly as practicable after the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, or to a broker designated by the participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

          10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

               (a) A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

               (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

               (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

               (d) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

          11. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

          12.  STOCK.

               (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 150,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a PRO RATA allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

               (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

               (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

          13. ADMINISTRATION. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

               (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

               (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

          14.  DESIGNATION OF BENEFICIARY.

               (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period.

               (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependant or relative is known to the Company, then to such other person as the Company may designate.

          15. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

          16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

          17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

          18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stocks resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.
In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

          The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

          19. AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 21) if such amendment would:

               (a) Increase the number of shares that may be issued under the Plan;

               (b) Permit payroll deductions at a rate in excess of the lesser of (i) fifteen percent (15%) of the participant's Compensation or (ii) $5,000 per offering period;

               (c) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

               (d) If the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") at the time of such amendment, materially increase the benefits which may accrue to participants under the Plan.

          If any amendment requiring shareholder approval under this paragraph 19 of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in paragraph 21 of the Plan.

          20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

          21.  SHAREHOLDER APPROVAL.

               (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the votes cast at a shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan; or if such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote on the Plan; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

               (b) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the granting of an option hereunder to an officer or director, do the following:

                    (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under
Section 14(a) of the Exchange Act at the time such information is furnished; and


                    (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

          22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          23. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

                             NOVELLUS SYSTEMS, INC.

               AMENDMENT TO THE 1992 EMPLOYEE STOCK PURCHASE PLAN

                            CERTIFICATE OF SECRETARY

                    ________________________________________


          The undersigned, William J. Wall, does hereby certify that he is the duly elected, qualified and acting Secretary of Novellus Systems, Inc., a California corporation (the "Company"), that, as such, he is authorized to execute this Certificate on behalf of the Company, and solely in such capacity, further certifies on behalf of the Company that:

     On January 20, 1995, the Board of Directors of the Company amended Section 12(a) of the Company's 1992 Employee Stock Purchase Plan (the "Purchase Plan") to effect the following, subject to shareholder approval: to increase the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Purchase Plan from 150,000 shares to 250,000 shares.

          IN WITNESS WHEREOF, on behalf of the Company as the Secretary thereof, I have set my hand as of the 20th day of January, 1995.

                                        NOVELLUS SYSTEMS, INC.
                                        A CALIFORNIA CORPORATION



                                        By:   /s/ William J. Wall
                                           -------------------------------------
                                                William J. Wall
                                                Secretary

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            NOVELLUS SYSTEMS, INC.

                       ANNUAL MEETING OF SHAREHOLDERS
                                 May 26, 1995

     The undersigned hereby appoints Richard S. Hill and William J. Wall and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Novellus Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., local time on May 26, 1995, at the Company's principal executive offices, 81 Vista Montana, San Jose, California, 95134, or any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 and 5.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                     See Reverse
                                                                         Side

                    ____________ PLEASE MARK YOUR CHOICE LIKE    PLAN TO ATTEND
                       COMMON    THIS /X/ IN BLUE OR BLACK INK   THE MEETING / /


1.  Election of Directors

    / / FOR ALL NOMINEES     / / WITHHOLD AUTHORITY FOR ALL NOMINEES

    If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
    Richard S. Hill, Robert F. Graham, D. James Guzy, Glen Possley, Joseph Van Poppelen, Robert H. Smith, Tom Long.

2. Proposal to ratify and approve an amendment to the Company's 1992 Stock Option Plan (the "Option Plan") to increase the number of shares reserved for issuance thereunder from 1,300,000 shares to 2,000,000 shares.

    / / FOR          / / AGAINST          / / ABSTAIN

3. Proposal to ratify and approve an amendment to the Company's Option Plan to authorize the Stock Option Committee to make restricted stock grants and award stock bonuses.

    / / FOR          / / AGAINST          / / ABSTAIN

4. Proposal to ratify and approve an amendment to the Company's 1992 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 150,000 shares to 250,000 shares.

    / / FOR          / / AGAINST          / / ABSTAIN

5. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 1995.

    / / FOR          / / AGAINST          / / ABSTAIN

6. Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

    / / FOR          / / AGAINST          / / ABSTAIN

(Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Date _________, 1995

____________________________________________________________
Printed Name of Shareholder
____________________________________________________________
Signature
____________________________________________________________
Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE